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                                                                   Exhibit 10(g)

February 11, 2002
T. Keith Moone
9054 E. Washington
Chagrin Falls, Ohio  4402
                                                       Revised February 21, 2002

Dear Keith:

This letter will serve as a Separation Agreement between Royal Appliance Mfg. Co., its subsidiaries and affiliated companies collectively referred to as the Company and you, which is being offered to you, due to the elimination of your position.

1.     SEPARATION PAY
       --------------

       You will receive separation pay at a semi-monthly rate of $7708.34, plus $387.50 for car and phone allowance, starting February 15, 2002 through February 15, 2003. Payments will be made on a regular basis for the gross amount of your salary with appropriate deductions for federal, state and local taxes, social security contribution, health care contributions, and other deductions required by federal, state, or local law. If you obtain employment elsewhere during this period you will be eligible to receive the remaining amount of this separation pay in a lump sum less all applicable taxes and deductions within 30 days of notifying me and starting employment elsewhere. If you have not obtained employment elsewhere ( to include, but not limited to; direct employee, independent sales rep, consulting arrangements over 80 hours per month and business ventures) by February 15, 2003, your semi-monthly rate of $7708.34 will be continued, until the earlier of starting employment elsewhere or February 15, 2004.

2.     OTHER PAY
       ---------

       You will receive a lump sum payment of $89,500, subject to applicable federal, state and local deductions, as consideration for 2001 and 2002 incentives and awards and forfeiture of all outstanding stock options and phantom stock rights, within 30 days of signing this agreement. The Company will reimburse you for legal fees incurred as a result of reviewing this agreement of up to $2,000.


3.     GROUP MEDICAL BENEFITS
       ----------------------

       You will continue to receive coverage under the provisions of the Royal Appliance Group Medical Coverage Plan through Royal paying the COBRA through August 15, 2003, or until benefits become effective at another employer, whichever comes first, on the same terms and conditions as presently provided by Royal Appliance. At that time, you will be entitled under COBRA to continue coverage for up to an additional 6 months provided that you pay the cost of the premium at the time that you elect to continue coverage. Further information regarding your COBRA rights will be sent to you at a later date.



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4.     SAVINGS  PLANS
       --------------

       You are fully vested in the Royal Appliance 401(k) Savings Plan and 401(k) Plus Plan. You will be entitled to keep your investments in the Plans or withdraw them according to the provisions of the Plans. Please understand that separation payments are not eligible for continued contributions to these Plans.

5.     LIFE, STD, LTD INSURANCE
       ------------------------

       Your life insurance coverage will continue through August 15, 2002, or when benefits become effective at another employer, whichever comes first. You may convert your life insurance to an individual policy within 30 days of the expiration of your life insurance coverage. Short Term Disability and Long Term Disability insurances will discontinue after February 15, 2002.

6.     UNEMPLOYMENT COMPENSATION
       -------------------------

       You may be eligible for Unemployment Compensation and application should be made with your local unemployment insurance office.

7.     DATE OF TERMINATION
       -------------------

       Your employment with Royal Appliance Mfg. Co. will be terminated effective February 15, 2002.

8.     VACATION
       --------

       You will be paid for 132 hours vacation pay based on 96 hours of unused vacation pay for the current vacation year and 36 hours of banked vacation. This payment will be made within 30 days of signing this agreement.

9.     PROFESSIONAL OUTPLACEMENT
       -------------------------

       You are eligible to receive professional outplacement assistance through a professional firm contracted by the Company. This will be guaranteed for 6 months and will be extended on a monthly basis if needed.

10.    NON-COMPETE AND CONFIDENTIALITY
       -------------------------------

       By accepting these payments and in consideration of all other benefits offered to you, you agree that you will not compete with Royal Appliance Mfg. Co., it's parent company, it's affiliated companies and it's subsidiaries without the express written consent of the Company. This includes but is not limited to employment with or consulting with any company, firm, person or entities which competes directly or indirectly with Royal Appliance Mfg. Co. or entering into business as an owner, sole proprietor or representative which competes directly or indirectly with Royal Appliance Mfg. Co. This agreement not to compete will be in effect until February 15, 2003.

       By signing this agreement and accepting these payments, you agree not to disclose the terms of the separation agreement, except to members of your immediate family, accountant, attorney, or as otherwise required by law. You also agree that you will not make or publish any negative comments or disparaging remarks concerning Royal Appliance Mfg. Co., its employees, officers, suppliers and customers.

11.    TRADE SECRETS
       -------------

       You acknowledge that as an employee of Royal you executed a Technical Information and Non-Competition Agreement and you hereby reaffirm the validity of and continue to abide by. Said Agreement is expressly incorporated herein by reference. You are obligated not to reveal, disclose, sell, provide, submit or otherwise make known the trade secrets of Royal Appliance Mfg. Co. Trade secrets include but are not limited to designs, discoveries, improvements, innovations and ideas, whether or not patented or patentable, relating to any part of the business or activities of the Company including, without limitation, present, novel or improved products, processes, machines, methods of manufacturing, promotional and advertising materials or schemes and other manufacturing and sales techniques.


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       TRADE SECRETS (CONTINUED)
       -------------------------

       Trade secrets also include the confidential information of the Company which includes but is not limited to the Company's products, sales methods, customer terms, co-op agreements, customer lists, customer pricing, supplier pricing, customer usages, manufacturing procedures, manufacturing distribution processes, policies and practices of the Company, equipment, costs of production and overhead, compositions, technology, formulas, know-how, research and development programs, financial information, blueprints, drawings, drafts or other written and electronic material of the Company.

12.    RELEASE OF ALL CLAIMS
       ---------------------

       By signing this Agreement, and by accepting the payments set forth above, you agree to release and discharge and forever forego any claims, demands, suits, causes of action or other legal rights which you have or may have against Royal Appliance Mfg. Co., its employees, agents, owners, directors, officers or other representatives which presently exist as a result of your employment with the Company or as the result of your termination from your employment with the Company. These claims include, but are not limited to, claims under the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, the Americans with Disabilities Act, the Ohio Anti-Discrimination Statutes and any other claim for breach of contract, express or implied and any claim under any state or federal statute or regulation. By signing this agreement, you also acknowledge that you have received additional monetary consideration for waiver of any claims that you may have under the Older Workers Benefits Protection Act and the Age Discrimination in Employment Act. Under these acts you are advised of your right to consult with an attorney prior to the execution of this agreement and have at least twenty one (21) days from the date of this letter to consider the separation agreement. You further are advised that you have seven (7) days following the execution of the separation agreement to revoke the agreement and the separation agreement shall not become effective and enforceable until the revocation period has expired. Your acceptance of this letter will serve as your acknowledgment of the receipt of and the acceptance of the consideration described in paragraphs one through ten above in complete and final settlement as full compensation for any claims or damages of whatever nature suffered by you in connection with your employment with and termination by Royal Appliance Mfg. Co. You understand and agree that this release will be considered to be final and shall be a complete bar to any legal or equitable action which might be brought by you in connection with your employment with the Company and your termination from the Company.

Any breach by you of any term or condition of this letter or any contract that you may have with the Company will release the Company from any further liability to make the payments referred above, or provide benefits described above except as required by law but will not otherwise release you from your obligations under this agreement. Furthermore, you agree that a breach of any of the conditions of this agreement will result in irreparable and continuing damage to Royal for which there will be no adequate remedy at law. If you breach any of the provisions of this agreement, Royal shall be entitled to injunctive relief in addition to all other remedies available at law or in equity.

You are advised of your right to consult with an attorney prior to the execution of this agreement. This offer will remain open until 5:00 p.m., March 5, 2002.

This letter is presented to you in duplicate. After a full review of the letter, if you are in full agreement with the terms of the letter, sign the letter and return one (1) copy of the letter to me to indicate that you have read and understood the agreement, that you are in full agreement with the terms of the separation agreement and that your signature is voluntary and given in return for the payments outlined above.

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Please call me at (440) 996-2000 or Tim Araps at (440) 996-2000, if you have any questions. Thank you.


                                                    Date:
--------------------------------                          ----------------------
       Michael J. Merriman

I have received, read and understood the terms of the above agreement. I fully agree with the terms of the agreement and my signature is voluntary given.

                                                    Date:
--------------------------------                          ----------------------
        T. Keith Moone